Exhibit 4.5

EXECUTION COPY

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

DATED: August 4, 2011

(1).          58.COM INC.

(2).          CHINA CLASSIFIED NETWORK CORPORATION

(3).          CHINA CLASSIFIED INFORMATION CORPORATION LIMITED

(4).          BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD.

(5).          BEIJING 58 INFORMATION TECHNOLOGY CO., LTD.

(6).          SB ASIA INVESTMENT FUND II L.P.

(7).          DCM V, L.P. and DCM AFFILIATES FUND V, L.P.

(8).          WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

(9).          NIHAO CHINA CORPORATION

(10).        FOUNDERS NAMED IN SCHEDULE 1

(11).        ORDINARY SHAREHOLDERS NAMED IN SCHEDULE 1

(12).        DONG YANG

(13).        RECRUIT CO., LTD.

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

relating to

58.COM INC.

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

DATED:                                               August 4, 2011

AMONG:

(1)                                 58.COM INC., a company incorporated in the Cayman Islands, with its registered office located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”);

(2)                                 CHINA CLASSIFIED NETWORK CORPORATION, a company incorporated in the British Virgin Islands, with its registered office located at the offices of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “BVI Co”);

(3)                                 CHINA CLASSIFIED INFORMATION CORPORATION LIMITED (中国分类信息集团有限公司), a limited liability company incorporated under the laws of Hong Kong, with its registered office located at flat 2, 19/F, Henan Building, 90-92 Jaffe Road, Wanchai, Hong Kong (the “HK Co”);

(4)                                 BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD. (北京城市网邻信息技术有限公司), a wholly foreign owned enterprise incorporated in the PRC with its registered office located at Building 6 Yi 108 Beiyuan Road, Chaoyang District, Beijing, PRC, 100101 (the “WFOE”);

(5)                                 BEIJING 58 INFORMATION TECHNOLOGY CO., LTD. (北京五八信息技术有限公司), a limited liability company incorporated in the PRC with its registered office located at No. 2 Pingfang Yi 108 Beiyuan Road, Chaoyang District, Beijing, PRC, 100101 (the “Domestic Company”, collectively with the WFOE, the “PRC Companies”);

(6)                                 SB ASIA INVESTMENT FUND II L.P., a partnership formed in Cayman Islands with its registered office located at M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (“SAIF”);

(7)                                 DCM V, L.P. and DCM AFFILIATES FUND V, L.P., a partnership formed in Cayman Islands with its registered office located at Campbell Corporate Services Limited, PO Box 268 GT, 4th Floor Scotiabank Building, George Town, Cayman Islands, KY1-1104 (collectively, “DCM”);

(8)                                 WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands with its registered office located at 2/F Palm Grove House, PO Box 3340, Road Town, Tortola, British Virgin Islands (“WP”);

(9)                                 NIHAO CHINA CORPORATION, a company incorporated under the laws of the

British Virgin Islands with registration number 1528249 and its registered office located at Trinity Chambers, P.O. Box 4301, Road Town, Tortola, British Virgin Islands (“Yao SPV”);

(10)                          the Person listed in Part A of Schedule 1 (the “Founders” and each a “Founder”);

(11)                          the Ordinary Shareholders (as defined below), including without limitation the Person listed in Part B of Schedule 1;

(12)                          Dong Yang, a citizen of Hong Kong with address at SAIF Advisors, Suites 2115-2118 Two Pacific Place, 88 Queensway, Hong Kong (“Dong Yang”); and

(13)                          Recruit Co., Ltd., a limited liability company incorporated under the laws of Japan with its registered office at 8-4-17, Ginza, Chuo-ku, Tokyo, 104-8001, Japan (“Recruit”).

WHEREAS:

(A)                               SAIF, DCM, certain Founders, certain Ordinary Shareholders, Dong Yang, WP, and Recruit were directly and indirectly the legal and beneficial holders of all of the issued share capital of BVI Co immediately prior to the share exchange pursuant to that certain Share Exchange Agreement, dated July 6, 2011, among the Company and other parties thereto (the “Share Exchange Agreement”).

(B)                               BVI Co, HK Co, WFOE, Domestic Company, SAIF, DCM, WP, certain Founders and Dong Yang were parties to that certain Amended and Restated Shareholders Agreement dated December 9, 2010 (the “BVI Shareholders’ Agreement”), immediately prior to the share exchange pursuant to the Share Exchange Agreement,.

(C)                               Recruit executed that certain Deed of Adherence dated March 24, 2011 to be bound by the terms of the BVI Shareholders’ Agreement.

(D)                               In connection with the share exchange pursuant to the Share Exchange Agreement, on July 6, 2011, certain parties hereto entered into a Shareholders’ Agreement (the “First Cayman Shareholders’ Agreement”) for the purposes of regulating the rights and obligations among them as well as the business and management of the Group Companies and terminate and supersede the BVI Shareholders’ Agreement from the date thereof.

(E)                                The Founders, the Company, the BVI Co, the HK Co, the PRC Companies and WP (the “Investor”) are parties to the Series B-1 Preference Share Subscription Agreement dated July 23, 2011 (the “Series B-1 Subscription Agreement”) pursuant to which the Company desires to issue and allot to the Investor, and the Investor desires to subscribe for up to 15,242,995 Series B-1 convertible and redeemable preference shares of par value of US$0.00001 each in the capital of the Company in aggregate (each a “Series B-1 Preference Share”).

(F)                                 It is a condition precedent to the subscription by the Investor for the Series B-1 Preference Shares that the parties hereto shall execute this Agreement and terminate and supersede the First Cayman Shareholders’ Agreement, and this Agreement is executed by the parties hereto in consideration of the Investor agreeing to subscribe for the Series B-1 Preference Shares pursuant to the Series B-1 Subscription Agreement and for other good and valuable consideration (the sufficiency of which the parties hereto hereby acknowledge).

NOW IT IS HEREBY AGREED as follows:

1.                                      INTERPRETATION

1.1                               In this Agreement, the following expressions shall, except where the context otherwise requires, have the following meanings:

“Acceptance Notice” has the meaning ascribed to it in Section 11.3;

“Agreement” means this Amended and Restated Shareholders’ Agreement;

“Associate” means:

(i)                                     as to any body corporate, any other body corporate, unincorporated entity or person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with, such body corporate; and

(ii)                                  as to any individual, his spouse, child, brother, sister, parent, trustee of any trust in which such individual or any of his immediate family members is a beneficiary or a discretionary object, or any entity or company Controlled by any of the aforesaid persons;

“Board” or “Board of Directors” means the board of directors of the Company;

“Business” means internet information service conducted by the Company, its consolidated Subsidiaries and the PRC Companies and other business approved by the Board, including the approval of the Series A Director, the Series A-1 Director and the Series B Director;

“Business Day” means any day, other than a Saturday, Sunday or a public holiday, on which commercial banks are open for normal business in California, New York, Hong Kong and Beijing;

“BVI” means the British Virgin Islands;

“BVI Co” has the meaning ascribed to it in the preamble;

“BVI Shareholders’ Agreement” has the meaning ascribed to it in the recitals;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Company Right of First Refusal” has the meaning ascribed to it in Section 12.1;

“Control”, “Controls”, “Controlled” or any correlative term means the possession,

directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.  For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

“Co-Sale Eligible Shares” has the meaning ascribed to it in Section 13.1;

“DCM” has the meaning ascribed to it in the preamble;

“DCM Group” means DCM and any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse;

“Deed of Adherence” means a deed of adherence, substantially in the form attached hereto as Schedule 4;

“Director” means any director of the Company appointed by the Shareholder(s) from time to time;

“Disclosing Party” has the meaning ascribed to it in Section 5.3;

“Dispose” means to make or to effect any sale, assignment, exchange, lease, license, Encumbrance, transfer, or to grant any option, right of first refusal or other right or interest whatsoever or to enter into agreement for any of the same and the expression “Disposal” shall be construed accordingly;

“Domestic Company” has the meaning ascribed to it in the preamble;

“Dong Yang” has the meaning ascribed to it in the preamble;

“Drag Along Notice” has the meaning ascribed to it in Section 14.1;

“Drag Along Requestor” has the meaning ascribed to it in Section 14.1;

“Drag Along Right” has the meaning ascribed to it in Section 14.1;

“Drag Along Transaction” has the meaning ascribed to it in Section 14.1;

“Encumbrance” means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equities, adverse claims, or other encumbrance, priority or security interest, over or in any property, assets or rights of whatsoever nature or interest or any agreement for any of the same and the expression “Encumber” shall be construed accordingly;

“ESOP” means any stock option plan or equity incentive plan adopted by any Group

Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons;

“ESOP Share” means any Ordinary Share granted pursuant to the ESOP;

“Expiration Notice” has the meaning ascribed to it in Section 12.4(b);

“First Cayman Shareholders’ Agreement” has the meaning ascribed to it the recitals.

“Form S-3” and “Form F-3” has the meaning ascribed to it in Section 2(e) of Schedule 2;

“Founder” and “Founders” have the meanings ascribed to them in the preamble;

“Group Companies” means the Company, the BVI Co, the HK Co, the PRC Companies and their respective Subsidiaries from time to time and “Group Company” means any one of them;

“HK Co” has the meaning ascribed to it in the preamble;

“Holder” has the meaning ascribed to it in Section 2(d) of Schedule 2;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“IFRS” means the International Financial Reporting Standards prepared by the International Accounting Standards Board, as amended from time to time.

“Information” has the meaning ascribed to it in Section 3.18.

“Initiating Holders” has the meaning ascribed to it in Section 3(b) of Schedule 2;

“Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

“Investment Documents” means this Agreement together with the Amended and Restated Memorandum and Articles of Association, the Series B-1 Subscription Agreement, the Restructuring Documents and any other agreements the execution of which is contemplated hereunder or thereunder;

“Investor” has the meaning ascribed to it in the recitals;

“IPO” means a firm commitment underwritten public offering of Ordinary Shares of the Company or of the listing vehicle (or securities representing such Ordinary Shares) registered under the Securities Act or its equivalent in another jurisdiction if the IPO does not occur in the U.S., including the Qualified IPO;

“Licensed Intellectual Property” means any and all license rights granted to any Group Company in any third party intellectual property or other proprietary or personal rights, including any and all of the following that are licensed to any Group Company anywhere in the world: trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, corporate names, business names, brand names, service marks and trade dress; patents; concepts; prototypes; drawings; designs; logos; trade dress; distinguishing guises; certification marks; official marks; mask works; utility models; domain names and other identifiers for internet protocol addresses and networks, fictional characters, and other indicators of source or business identifiers, and all goodwill associated therewith; copyrights and copyrightable works; databases; graphics; schematics; marketing, sales and user data and strategies and customer lists; technology; trade secrets, including confidential know-how, inventions, invention disclosures, inventor’s notes, improvements, discoveries, formulae, specifications and processes; computer software programs of any kind  (in both source and object code form); application programming interfaces; protocols; and any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

“Liquidation Event” means (A) any liquidation, winding up or dissolution of the Company; (B) a sale, lease, transfer, exclusive license or other Disposal, in a single transaction or series of related transactions, by the Group Companies of all or substantially all of the assets and/or Intellectual Property of the Group Companies, taken as a whole; (C) a merger, consolidation, amalgamation or acquisition of the Company by a third party, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of shares/equity of the Company in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the voting power of the Company, the surviving entity or the entity Controlling the surviving entity immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); or (D) the creation, termination of, or making any material amendments to, any of the Restructuring Documents without the written consent of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders;

“Majority A Shareholders” shall mean holders of more than fifty percent (50%) of the then outstanding Series A Preference Shares;

“Majority A-1 Shareholders” shall mean holders of more than fifty percent (50%) of the then outstanding Series A-1 Preference Shares;

“Majority B Shareholders” shall mean holders of more than fifty percent (50%) of the aggregate number of Ordinary Shares into which the then outstanding Series B Preference Shares and Series B-1 Preference Shares are convertible;

“Majority Ordinary Shareholders” shall mean holders of more than fifty percent (50%) of the then outstanding Ordinary Shares;

“Memorandum and Articles of Association” shall mean the Second Amended and Restated Memorandum of Association and the Second Amended and Restated Articles of Association of the Company, as amended from time to time;

“New Securities” has the meaning ascribed to it in Section 11.1;

“Non-Disclosing Parties” has the meaning ascribed to it in Section 5.3;

“Observer” and “Observers” has the meaning ascribed to it in Section 3.15;

“Offered Price” has the meaning ascribed to it in Section 12.3;

“Offered Securities” has the meaning ascribed to it in Section 12.1;

“Ordinary Shares” mean ordinary shares of par value of US$0.00001 each in the capital of the Company;

“Ordinary Share Directors” have the meaning ascribed to it in Section 3.4;

“Ordinary Shareholder” means a holder of any Ordinary Share;

“Owned Intellectual Property” means any and all of the following that are owned (including joint ownership) or held by any Group Company anywhere in the world:  trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, corporate names, business names, brand names, service marks and trade dress; patents; concepts; prototypes; drawings; designs; logos; trade dress; distinguishing guises; certification marks; official marks; mask works; utility models; domain names and other identifiers for internet protocol addresses and networks, fictional characters, and other indicators of source or business identifiers, and all goodwill associated therewith; copyrights and copyrightable works; databases; graphics; schematics; marketing, sales and user data and strategies and customer lists; technology; trade secrets, including confidential know-how, inventions, invention disclosures, inventor’s notes, improvements, discoveries, formulae, specifications and processes; computer software programs of any kind  (in both source and object code form); application programming interfaces; protocols; and any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

“Permitted Transferee” means, with respect to any individual Founder, any spouse, children or other immediately family members of such individual Founder;

“Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity.

“PRC” means the People’s Republic of China;

“PRC Companies” has the meaning ascribed to it in the preamble and “PRC Company” means any one of them;

“Preference Right of First Refusal” has the meaning ascribed to it in Section 12.2;

“Preference Shares” means any of the Series A Preference Shares and/or the Series A-1 Preference Shares and/or the Series B Preference Shares and/or the Series B-1 Preference Shares.

“Preference Shareholders” means any of the Series A Shareholders and/or the Series

A-1 Shareholders and/or the Series B Shareholders and/or the Series B-1 Shareholders.

“Pro Rata Portion” has the meaning ascribed to it in Section 11.3;

“Proposed Transfer” has the meaning ascribed to it in Section 12.1;

“Proposed Transferee” has the meaning ascribed to it in Section 12.1;

“Purchase Right Period” has the meaning ascribed to it in Section 12.4;

“Qualified IPO” means an IPO in the United States of America pursuant to an effective registration under the Securities Act or on a reputable stock exchange in Tokyo, London, Hong Kong, Singapore or such reputable stock exchange as may be determined by the Company, with market valuation of the Company immediately prior to such offering of more than US$1,000,000,000;

“Recruit” has the meaning ascribed to it in the preamble;

“Registrable Securities” has the meaning ascribed to it in Section 2(b) of Schedule 2;

“Registrable Securities then outstanding” has the meaning ascribed to it in Section 2(c) of Schedule 2;

“Request Notice” has the meaning ascribed to it in Section 3(a) of Schedule 2;

“Restructuring Documents” has the meaning ascribed to it in the Series B-1 Subscription Agreement;

“Right of Co-Sale” has the meaning ascribed to it in Section 13.1;

“Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission;

“SAIF Group” means SAIF, and any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse;

“SEC” or “Commission” means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Securities” means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Selling Shareholder” has the meaning ascribed to it in Section 12.1;

“Series A Director” has the meaning ascribed to it in Section 3.3;

“Series A Preference Shares” means series A preference shares of par value of US$0.00001 each in the capital of the Company;

“Series A Shareholder” means a holder of any Series A Preference Share;

“Series A-1 Director” has the meaning ascribed to it in Section 3.2;

“Series A-1 Preference Shares” means series A-1 preference shares of par value of US$0.00001 each in the capital of the Company;

“Series A-1 Shareholder” means a holder of any Series A-1 Preference Share;

“Series B Director” has the meaning ascribed to it in Section 3.5;

“Series B Preference Shares” means series B convertible and redeemable preference shares of par value of US$0.00001 each in the capital of the Company;

“Series B Shareholder” means a holder of any Series B Preference Share;

“Series B-1 Preference Shares” has the meaning ascribed to it in the recitals;

“Series B-1 Shareholder” means a holder of any Series B-1 Preference Share;

“Series B-1 Subscription Agreement” has the meaning ascribed to it in the recitals;

“Share Restriction Agreement” means the share restriction agreement dated March 15, 2010 entered into among, inter alios, BVI Co and Jinbo Yao;

“Shares” means any of the Ordinary Shares and the Preference Shares;

“Shareholders” means any or all of those persons and entities at any time holding any Shares of the Company and “Shareholder” means any one of them;

“Share Exchange Agreement” has the meaning ascribed to it in the recitals;

“Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with IFRS or US GAAP, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.  For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Companies and their Subsidiaries from time to time;

“Subsidiary Boards” means the boards of directors from time to time of the PRC Companies and any of other Subsidiaries of the Company, and a “Subsidiary Board” means any of them;

“Transaction” has the meaning ascribed to it in Section 4.1A(c);

“Transaction Agreements” means this Agreement together with the Amended and Restated Memorandum and Articles of Association and the Share Exchange Agreement;

“Transfer Notice” has the meaning ascribed to it in Section 12.3;

“US$” means United States dollars, the lawful currency of the United States of America;

“US GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time;

“WFOE” has the meaning ascribed to it in the preamble;

“WP” has the meaning ascribed to it in the preamble;

“WP Group” means WP and any affiliated venture capital fund, a partner or member of such partnership or affiliated entity or a retired partner or member of such partnership or affiliated entity who retires after the date hereof, or to the estate of any such partner, member, retired partner or retired member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse; and

“Yao SPV” has the meaning ascribed to it in the preamble.

1.2                                                       In this Agreement, except as otherwise expressly provided:

(a)                                 references to recitals, Sections, Schedules and Exhibits are to the clauses and sub-clauses of, and the recitals, schedules and exhibits to, this Agreement;

(b)                                 references to any statutory provision or any rule or regulation (whether or not having the force of law) shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time and to any subordinate legislation made under such statutory provision;

(c)                                  references to parties are to parties of this Agreement;

(d)                                 words importing the singular include the plural and vice versa, words importing one gender include every gender, and references to persons include bodies corporate and unincorporated; and

(e)                                  headings are for ease of reference only and shall not affect the interpretation of this Agreement.

1.3                               The recitals, the Schedules and the Exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals, the Schedules and the Exhibits.

1.4                               The expressions “Ordinary Shareholders”, “Series A Shareholders”, “Series A-1 Shareholders”, “Series B Shareholders”, “Series B-1 Shareholders” or any party hereto shall, where the context permits, include their respective successors, assigns and personal representative (where applicable).

2.                                      BUSINESS OF THE GROUP

2.1                               The Group Companies shall not conduct any business or activity other than the Business and otherwise in accordance with business plans approved by the Board (including the Series A Director, the Series A-1 Director and the Series B Director) from time to time.

2.2                               The parties shall use their best endeavours to cause and procure the Group Companies to implement any business plan prepared by or for any of the Group Companies and approved by the Board (including the Series A Director, the Series A-1 Director and the Series B Director) on or prior to or after the date hereof.

3.                                      BOARD CONSTITUTION AND BOARD AND SHAREHOLDERS’ MEETING AND BOARD COMMITTEE; OBSERVER RIGHT

3.1.                            The maximum number of persons comprising each of the Board and the Subsidiary Boards shall initially be five (5), which number of members shall not be changed unless otherwise approved by the Majority A Shareholders, the Majority A-1 Shareholders, the Majority B Shareholders and the Majority Ordinary Shareholders.

3.2.                            The Majority A-1 Shareholders shall be entitled to elect one (1) Director of the Board of the Company (the “Series A-1 Director”); upon request of the Majority A-1 Shareholders, the Group Companies and the Founders shall cause one (1) representative nominated by such holders to be elected to any of the Subsidiary Board.  The Majority A-1 Shareholders shall also be entitled to appoint a member to any committee of the Board, including without limitation the audit committee and the compensation committee.

3.3.                            The Majority A Shareholders shall be entitled to elect one (1) Director of the Board of the Company (the “Series A Director”); upon request of the Majority A Shareholders, the Group Companies and the Founders shall cause one (1) representative nominated by such holders to be elected to any of the Subsidiary Board.  The Majority A Shareholders shall also be entitled to appoint a member to any committee of the Board, including without limitation the audit committee and the compensation committee.

3.4.                            The Majority Ordinary Shareholders shall be entitled to elect two (2) Directors of the Board of the Company (the “Ordinary Share Directors”), one of which shall be the chief executive officer of the Company.

3.5.                            The Majority B Shareholders shall be entitled to elect one (1) Director of the Board of the Company (the “Series B Director”); upon request of the Majority B Shareholders, the Group Companies and the Founders shall cause one (1) representative nominated by such holders to be elected to any of the Subsidiary Board.  The Majority B Shareholders shall also be entitled to appoint a member to any committee of the Board, including without limitation the audit committee and the compensation committee.

3.6.                            Each Shareholder agrees to elect the persons nominated by the other parties to the Board of the Company in accordance with this Agreement.  A Director can only be removed from the Board of the Company by the Shareholder(s) which appointed him/her, unless such Director resigns voluntarily or the term of his/her service expires, in which case the Shareholder(s) entitled to appoint such Director shall be entitled to nominate a replacement to be appointed by the Board of the Company to fill the vacancy thus created.

3.7.                            Each of the Board and the Subsidiary Boards shall convene at least one (1) meeting each quarter in each fiscal year, unless otherwise agreed by all Directors.

3.8.                            In relation to meetings of the Board and the Subsidiary Boards, each director of such board shall be given not less than ten (10) Business Days’ written notice of meetings, but any meeting held without such notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting in writing; and for this purpose, the presence of a director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting.  Except for the business as outlined in the notice to directors, no other business shall be transacted thereat.

3.9.                            Four (4) Directors, including the Series A-1 Director, the Series A Director, the Series B Director and an Ordinary Share Director, in attendance in person, telephone, video conference or other medium of simultaneous voice communication shall constitute a quorum.  More than a majority of all members of any committee of the Board (which must include at least the Series A Director, the Series A-1 Director and the Series B Director (provided that the committee consists of such directors)) present in person or by proxy shall constitute a quorum which shall be necessary for the conduct of business at any meeting of such committee.  A meeting of any committee of the Board will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that committee’s meeting.  If at such adjourned meeting a quorum is still not present within forty-five (45) minutes from the time appointed for the meeting, the members of such committee present shall constitute a quorum.  Subject to Section 4.2, any resolution of the Board (or any Subsidiary Board) must be approved by a majority of the directors of the Board (or any Subsidiary Board) present at a meeting at which there is a quorum in order to be valid.  A resolution signed by all members of the Board (or any Subsidiary Board) entitled to receive notice of a meeting of the Board (or Subsidiary Board) shall be as valid and effectual for all purposes as a resolution of such directors duly passed at a meeting of the Board (or Subsidiary Board) duly convened, held and constituted.

3.10.                     At the request of the Series A-1 Director or the Series A Director or the Series B Director, the Company shall obtain within ninety (90) days of the date upon receipt of the notice of the Series A-1 Director or the Series A Director or the Series B Director a commercially reasonable directors and officers liability insurance policy from financially sound and reputable insurers, the amount of which shall be approved by the Board.

3.11.                     A meeting of the Shareholders is duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the Majority Ordinary Shareholders, the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.

3.12.                     A meeting of Shareholders will be adjourned to the same time and place seven (7) Business Days later if a quorum is not present at that Shareholders’ meeting.  Subject to Section 4, if at such adjourned meeting a quorum is still not present within forty-five (45) minutes from the time appointed for the meeting, the Shareholders present shall constitute a quorum.  Except for the business as outlined in the notice to Shareholders, no other business shall be transacted thereat.

3.13.                     Each Preference Share shall carry such number of votes equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Preference Share.  The Preference Shareholders and the Ordinary Shareholders shall vote together and not as a separate class unless otherwise required herein or in the Memorandum and Articles of Association of the Company or by applicable laws.

3.14.                     Any shareholders’ meeting of any Group Company and any meeting of the Board (or any committee of the Board) or a Subsidiary Board may be held, and any shareholder or director or member as the case may be, may participate in such meeting in attendance in person, or by means of telephone, video conference or other medium of simultaneous voice communication, and such participation shall be deemed to constitute presence in person at the meeting.

3.15.                     Each of the Majority A-1 Shareholders, the Majority A Shareholders, the Majority B Shareholders and Recruit shall have the right, from time to time, to designate one (1) representative (collectively, the “Observers” and each an “Observer”) to attend all meetings of the Board, the Subsidiary Board and all committees thereof (whether in person, by telephone or other means), in a nonvoting observer capacity.    The Observers shall be entitled to receive copies of all notices, minutes, consents, and other materials that any Group Company provides to its directors at the same time and in the same manner as provided to such directors.  An Observer shall have full rights of audience and may speak at all meetings of the Board, the Subsidiary Board and all committees thereof but shall not be entitled to vote or be counted towards the quorum at any such meetings.

3.16.                     The Observers may be excluded from all or any portion of a meeting where their presence could reasonably result in (i) the disclosure of trade secrets to a competitor, or (ii) the loss of attorney client privilege.  At the request of the Company, all

Observers shall enter into a confidentiality agreement with the Company prior to exercising their observation rights.

3.17.                     The Company shall reimburse the directors of any Group Company and the Observers for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board, the Subsidiary Board and all committees thereof.

4.                                      MATTERS REQUIRING CONSENT OF PREFERENCE SHAREHOLDERS

4.1A.                   In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Founders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or shareholders’ resolutions shall be adopted to approve or carry out the same, except with the prior written consent of each of (i) the Majority A Shareholders and (ii) the Majority A-1 Shareholders and (iii) the Majority B Shareholders, and for the avoidance of doubt, at the time when a meeting of shareholders proceeds to discuss or vote for any of the following matters, at least (i) the Majority A Shareholders and (ii) the Majority A-1 Shareholders and (iii) the Majority B Shareholders must be present in person or by proxy for the purpose of constituting a necessary quorum:

(a)                                 the issuance of any Securities of any class in the Group Company having rights superior or on a parity to any of the Preference Shares (other than issuance of Securities at a pre-money valuation of the Company of more than US$500,000,000);

(b)                                 any redemptions or repurchases of Ordinary Shares or Preference Shares or any Securities of any class in the Group Company except for purchases at cost upon termination of service or the exercise by the Company of any contractual rights of first refusal over such shares or pursuant to the Transaction Agreements or the Investment Documents;

(c)                                  any merger, sale, acquisition, consolidation or reorganisation of any Group Company with or into one or more corporations or any other entity(ies) (other than a merger or consolidation involving only the Company and its wholly owned Subsidiary) or any other transaction or series of related transactions (such merger, sale, acquisition, consolidation, reorganisation and transactions to be collectively referred to as “Transaction”); or any formation of a Subsidiary or an Associate;

(d)                                 any merger, spin-off, sale, Disposal of, or creation of any Encumbrance over all or substantially all of the assets or goodwill or any assets or goodwill of any Group Company (including without limitation the Company’s interest in any of its Subsidiaries or the Intellectual Property or business in connection with any of its products as may be developed from time to time);

(e)                                  any increase or decrease in the number of authorized shares of Preference Shares or Ordinary Shares or any Securities of any class in the Group Company (subject to Section 4.1B (j) below);

(f)                                   any adverse change to the rights, preferences and privileges of any Preference Shares, including any action to reclassify any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with any Preference Share; and

(g)                                  any amendment, modification or change to or of the Memorandum and Articles of Association and constitutional or charter documents of any other Group Company (subject to Section 4.1B (j) below).

4.1B.                   In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Founders shall procure that each of the Group Companies does not, directly or indirectly, carry out any of the following actions, and no affirmative board or shareholders’ resolutions shall be adopted to approve or carry out the same, except that any two (2) of the following three (3) classes of holders give a prior written consent: (i) the Majority A Shareholders, (ii) the Majority A-1 Shareholders and (iii) the Majority B Shareholders; and for the avoidance of doubt at the time when a meeting of shareholders proceeds to discuss or vote for any of the following matters, at least any two (2) of the following three (3) classes of holders must be present in person or by proxy for the purpose of constituting a necessary quorum: (i) the Majority A Shareholders, (ii) the Majority A-1 Shareholders and (iii) the Majority B Shareholders:

(a)                                 the declaration or payment of any dividend or other distribution on any Securities of any class in the Group Company;

(b)                                 any change in the maximum number of directors of the Board or the Subsidiary Board;

(c)                                  any borrowing or other incurrence of indebtedness (including the assumption of contingent liability under any guarantee, surety or indemnity but excluding any trade debts owed or trade credits granted) by any Group Company (in one transaction or a series of related transactions) (individually or in the aggregate within any twelve (12) months period) which is in excess of US$1,000,000, unless such is incurred pursuant to the then current business plan or budget, approved by the Board pursuant to Section 4.2;

(d)                                 any exclusive, irrevocable licensing of all or substantially all of any Group Company’s Intellectual Property to a third party;

(e)                                  any transaction or agreement with any of the Founders, any Group Company’s officers, employees (other than for employment matters) or directors, or shareholders holding more than three percent (3%) of Company’s equity on a fully diluted basis, their Associates or other related parties, and any amendment or termination thereof;

(f)                                   any issuance of Securities by any Group Company; provided that any issuance of Securities of any class in the Company shall be subject to prior written consent of the holder(s) of a majority of the then issued and outstanding

Securities in that class;

(g)                                  consummation of a Qualified IPO or an IPO or negotiations of a new round of equity or debt financing;

(h)                                 the liquidation, dissolution or winding-up or Liquidation Event of any Group Company;

(i)                                     the creation, termination of, or any material amendment to, the Restructuring Documents; and

(j)                                    any amendment, modification or change to or of the Memorandum and Articles of Association and constitutional or charter documents of any other Group Company solely for the purpose of issuing Securities of the Company at a pre-money valuation of the Company of more than US$500,000,000 (including any amendment to the Memorandum to increase the authorized share capital of the Company solely for the purpose of such issuance).

4.2.                            In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable statute, each of the Group Companies shall not, and the Founders shall procure that each of the Group Companies does not directly or indirectly carry out any of the following actions, except with the prior approval of the Board of Directors, including the affirmative consent or vote of each of (i) the Series A-1 Director and (ii) the Series A Director and (iii) the Series B Director:

(a)                                 any loan or advance to any Person, or acquisition of any shares or other Securities of any subsidiary, corporation, partnership, or entity unless it is wholly owned by the Company;

(b)                                 any loan or advance to any Person, including, any employee or director, except for the advances and similar expenditures in the ordinary course of Business of any Group Company or under the terms of an employee stock or option plan unanimously approved by the Board of Directors;

(c)                                  any guarantee of indebtedness or creation of Encumbrance, except for trade accounts of the Company or any Group Company arising in the ordinary course of the Business;

(d)                                 appointment, removal, or change the compensation or other material terms of employment (including the increase of ten percent (10%) or more in the total compensation in any 12-month period) of the ten (10) most highly compensated employees, including without limitation the Chief Executive Officer, Chief Financial Officer, Chief Operation Officer and Chief Technology Officer of any Group Company;

(e)                                  the adoption of, or any amendment to, or implementation of any ESOP or any other employee equity incentive plans of any Group Company;

(f)                                   any material alteration or change in the Business of any Group Company,

entry into a new line of business, or exiting any Group Company’s existing line of business, in each case in a manner that is not contemplated in the most recent business plan approved by the Board pursuant to this Section 4.2;

(g)                                  any items of capital expenditure in excess of US$200,000 (individually or in the aggregate within any twelve (12) months period), unless such expenditure is incurred pursuant to the then current business plan or budget, approved by the Board pursuant to this Section 4.2;

(h)                                 the approval or any amendments to annual business plan or budget; and

(i)                                     the appointment or change of auditors or any material change in the accounting methods or policies.

4A.                             INCREASE IN AUTHORIZED SHARE CAPITAL

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preference Shares at any time that an adjustment to the relevant conversion price with respect to the Preference Shares is made under the Memorandum and Articles of Association.

5.                                      CONFIDENTIALITY

5.1.                            The terms and conditions of this Agreement (including its existence) shall be confidential information and shall not be disclosed by any party hereto or any of their Associates to any person not being a party hereto except as permitted under this Section 5.

5.2.                            Notwithstanding Section 5.1, any party hereto may disclose the terms of this Agreement to its investors, employees, investment bankers, lenders, accountants, attorneys, business partners, directors, shareholders and senior management and bona fide prospective investors, in each case only where such persons or entities are under appropriate non-disclosure obligations.  For the avoidance of doubt, other than disclosures to the foregoing permitted persons, none of the parties may disclose the investment amounts in relation to the Preference Shares held by the Preference Shareholders, the amount of valuation of the Company, the rights and privileges of the Preference Shareholders under this Agreement and the Series B-1 Subscription Agreement and the share capital structure of the Company to any person except with the prior written consent of the Preference Shareholders (such consent not to be unreasonably withheld).

5.3.                            In the event that any party becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to make disclosure not permitted under Section 5.1 and 5.2, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact so that the appropriate party may seek (with the co-operation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedies.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such information to the extent reasonably requested by any Non-Disclosing Party.

5.4.                            Sections 5.1, 5.2 and 5.3 shall cease to have effect and cease to be binding on the parties hereto after the expiry of two (2) years from the date hereof.

5.5.                            Each of the Group Companies and the Founders acknowledges and agrees that the Preference Shareholders will not maintain an exclusive relationship with the Company and nothing contained herein shall prevent any Preference Shareholders, any of its Associates or members from (a) entering into any business, entering into any agreement with a third party, or investing in, evaluating or engaging in investment discussions with any other company (whether or not competitive with any of the Group Companies), provided that such Preference Shareholder, any of its Associates or members does not, except as permitted in accordance with this Section 5, disclose any proprietary or confidential information of any Group Company in connection with such activities, or (b) making any disclosures required by law, rule, regulation or court or other governmental order.

6.                                      MANAGEMENT

6.1.                            The parties hereto confirm that the Business and affairs of the Group Companies shall be overseen by the Board in the best interests of the Company and its Subsidiaries taken as a whole.  In furtherance of the foregoing, the parties hereto agree that, after the date hereof, neither they, nor any of their Associates will enter into any contract, agreement, arrangement or other transaction with the Company or any of its Subsidiaries unless the terms and provisions of such contract, agreement or other arrangement or the terms on which such transaction is conducted, as the case may be, are fair to the Company or such Subsidiary and are not less favourable than those obtainable in an arm’s length relationship.

6.2.                            Save as otherwise agreed between the parties, the Group Companies shall, and the Ordinary Shareholders and the Group Companies shall procure the directors of such Group Companies to, exercise their powers and control in relation to the Group Companies so as to ensure that each of the Group Companies shall:

(a)                                       carry on and conduct businesses and affairs in a proper and efficient manner and for the benefit of the Company and in accordance with the terms of this Agreement and the Investment Documents;

(b)                                       keep proper books of account and therein make true and complete entries of all its dealings and transactions of and in relation to its business in accordance with US GAAP; and

(c)                                        conduct its business in accordance with all applicable legal requirements, including the obtaining of all necessary licences, consents and approvals.

6.3.                            The Group Companies and the Founders agree that to the extent that any holder of Ordinary Shares, Series A Preference Shares, Series A-1 Preference Shares or other Securities of any Group Company in any financing transaction (including without limitation equity or debt financing transaction and whether consummated prior to the date hereof) enjoys any right, option, preference or privilege that is superior or more favorable or in addition to those granted to the Series B Shareholders or Series B-1 Shareholders under this Agreement, any other Transaction Agreements or any other Investment Documents, the Company shall, and the Group Companies and the Founders shall procure the Company to, also immediately grant each Series B Shareholder and each Series B-1 Shareholder such right, option, preference or privilege.

7.                                      DIVIDENDS

7.1.                            The parties acknowledge and agree that the Preference Shareholders shall be entitled to receive the preferential dividends as provided in the Company’s Memorandum and Articles of Association.

8.                                      USE OF A SHAREHOLDER’S NAME OR LOGO

8.1.                            Except with the prior written authorization of DCM, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “DCM”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

8.2.                            Except with the prior written authorization of SAIF, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “SAIF”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

8.3.                            Except with the prior written authorization of WP, none of the Company or the Group Companies shall be entitled to use, publish or reproduce the name, trademark or logo of “Warburg Pincus”, or any similar name, trademark and/or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

9.                                      EMPLOYEE SHARES

9.1.                            The Board shall have the power to grant share options to the employees, directors, consultants and officers of any Group Company to acquire Ordinary Shares pursuant to a bona fide employment-related ESOP adopted by the Board of the Company pursuant to Section 4.2.  In connection with the share exchange pursuant to the Share Exchange Agreement, the Company has assumed all options and restricted shares granted under the BVI Co’s ESOP and adopted an ESOP with substantially the same terms and conditions as BVI Co’s ESOP.  As of June 30, 2011, the Company has authorized a total of 16,729,892 Ordinary Shares under the ESOP, out of which 6,760,696 Ordinary Shares are reserved and unissued. The number of Ordinary Shares reserved under the ESOP shall not be increased without prior written approval by the Board, including the affirmative consent or vote of the Series A-1 Director and the Series A Director and the Series B Director.

9.2.                            Unless approved by the Board (including affirmative votes of the Series A-1 Director and the Series A Director and the Series B Director), all employees, directors, consultants and officers of any Group Company who shall purchase, or receive options to purchase, shares of the Company under the ESOP shall be required to execute share purchase or option agreements providing for (i) vesting of shares over not less than a four-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly instalments over the following thirty-six (36) months; and (ii) a one-hundred eighty (180)-day lockup period in connection with the Company’s IPO.  The Company shall retain a “right of first refusal” on Disposal of any Securities by employees until the Company’s Qualified IPO and the right to repurchase vested options at cost.

9.3.                            The WFOE or the Domestic Company or any Group Company shall enter into an employment contract with each key employee of the Group Companies, which includes among other things, upon cessation of employment, such employee shall execute a release of claims, resign from the Board or Subsidiary Board (if applicable) and agree to vote Shares held by him/her as directed by the holders of a majority of the then outstanding shares of Ordinary Shares.

10.                               INFORMATION RIGHTS

10.1.                     The Company shall, deliver to each Preference Shareholder, the following documents and information of each Group Company:

(a)                                 audited annual consolidated financial statements within ninety (90) days after the end of each fiscal year;

(b)                                 unaudited quarterly consolidated financial statements signed by the Chief Executive Officer of the Company within forty-five (45) days of the end of each fiscal quarter;

(c)                                  unaudited monthly consolidated financial statements and capitalization reports (including the type and amount of the Securities held by each Preference Shareholder) signed by the Chief Executive Officer of the Company within thirty (30) days of the end of each month;

(d)                                 notice of all actions, suits, claims, proceedings, investigations, inquiries or event that may be likely to have a material adverse effect on any Group Company or any of its Associates, and title and enjoyment of their respective businesses, premises, assets or properties; and

(e)                                  upon the written request by a Preference Shareholder, such other information as the Preference Shareholder shall request.

All the financial statements referred to in this Section 10.1 shall be prepared and/or audited by an accounting firm of national standing acceptable to the Board (including the Series A-1 Director and the Series A Director and the Series B Director) in accordance with US GAAP on a consolidated basis (including the Company, the BVI

Co, the HK Co and the PRC Companies) and shall include a balance sheet, profit and loss accounts and statement of cash flows and, only in respect of audited statements, all directors’ notes thereto (if any).

10.2.                     Each Preference Shareholder shall have the following rights, at its own expense, during normal business hours: (i) the right to inspect the books and records (including without limitation financial records) of all Group Companies and to make extracts and copies therefrom; (ii) the right to inspect the plant, equipment, stock in trade and facilities of any Group Companies; (iii) the right to discuss the business, operations and management and other matters of any Group Companies with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsel and investment bankers, provided that in no event shall such exercise of the inspection rights materially impair the normal business operations of the Group Companies; and (iv) to compel an audit of any Group Company by a “Big 4” accounting firm at the cost of such Preference Shareholder which has requested for such audit.

10.3.                     All information delivered to or received by any Preference Shareholder in accordance with this Section 10 shall be confidential information and shall not be disclosed by any Preference Shareholder to any person not being a party hereto except as permitted under Section 5 of this Agreement.

10.4.                     The information rights and inspection rights of the Preference Shareholders set forth in this Section 10 shall terminate upon the closing of a Qualified IPO.

11.                               RIGHT OF PARTICIPATION

11.1.                     Each Preference Shareholder shall have a right of participation to purchase and subscribe for any New Securities which the Company proposes to issue in order to maintain such Preference Shareholder’s proportionate beneficial ownership interest in the Company (on an as-if-converted basis).  “New Securities” shall mean any Securities of the Company other than:

(a)                                 the sale of Ordinary Shares reserved for employees, directors, consultants and officers pursuant to an ESOP, the number of which may be increased subject to the approval of the Board (including the affirmative consent or vote of the Series A-1 Director and the Series A Director and the Series B Director);

(b)                                 Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company for which proportional adjustments are made;

(c)                                  Ordinary Shares issued or issuable upon conversion of Preference Shares;

(d)                                 Securities issued pursuant to the terms of the Share Exchange Agreement, or Series B-1 Preference Shares issued pursuant to the terms of the Series B-1 Subscription Agreement;

(e)                                  Securities issued in connection with a bona fide business acquisition by the Company, the terms of which shall have been approved by the Board (including the affirmative consent or vote of the Series A-1 Director and the

Series A Director and the Series B Director);

(f)                                   Securities issued or issuable pursuant to strategic transactions, entered into for primarily non-equity financing purposes approved by the Board (including the affirmative consent or vote of the Series A-1 Director and the Series A Director and the Series B Director); and

(g)                                  Securities issued or issuable pursuant to equipment lease financings or bank credit arrangements approved by the Board (including the affirmative consent or vote of the Series A-1 Director and the Series A Director and the Series B Director).

11.2.                     If the Company wishes to make any issue of New Securities, it shall prior to such issue give each Preference Shareholder a written notice of the proposed issue.  The notice shall set forth the terms and conditions of the proposed issue (including the number of New Securities to be offered and the price, if any, for which the Company proposes to offer such New Securities), and that the Preference Shareholder can elect to purchase and shall constitute an offer to issue the relevant portion of the New Securities to the Preference Shareholder on such terms and conditions.

11.3.                     Each Preference Shareholder may accept such offer by delivering a written notice of acceptance (an “Acceptance Notice”) to the Company within ten (10) Business Days after receipt of the notice of the Company of the proposed issue.  Any Preference Shareholder exercising its right of participation shall be entitled to purchase all but not part of such Preference Shareholder’s pro rata portion of such New Securities (its “Pro Rata Portion”) which is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Preference Shareholder, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) held by all Preference Shareholders immediately prior to the issuance of New Securities giving rise to such right of participation.  If any Preference Shareholder fails to purchase or does not accept its Pro Rata Portion, the other Preference Shareholder(s) shall have the right to purchase the balance of the New Securities not so purchased.  The Company shall promptly (but no later than three (3) Business Days after such ten (10) Business Days period), in writing, inform each Preference Shareholder that has elected to fully exercise its right of participation of any other Preference Shareholder’s failure to do likewise (the “Second Notice”).  The right of over-subscription may be exercised by a Preference Shareholder by notifying the Company (within five (5) Business Days after the date of the Second Notice) of its desire to purchase more than its Pro Rata Portion.  Oversubscription will be allocated based on the Pro Rata Portion of the holders of Preference Shares electing to exercise this oversubscription right.

11.4.                     If any Preference Shareholder who elects to exercise its right of participation does not complete the subscription of such New Securities within five (5) Business Days after the expiration of such five (5) Business Day period mentioned in Section 11.3, the Company may complete the issue of New Securities on the terms and conditions specified in the Company’s notice within ninety (90) days following the expiration of such five (5) Business Day period mentioned in Section 11.3.

11.5.                     If the Company does not complete the issue of the New Securities within such ninety

(90) day period described in Section 11.4 above, the right of participation provided in this Section 11 in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to each Preference Shareholder in accordance with this Section 11.

11.6.                     The rights of a Preference Shareholder under this Section 11 shall terminate upon:

(a)                                 that point of time when such Preference Shareholder no longer owns any Preference Share; or

(b)                                 the consummation of a Qualified IPO.

12A.                      TRANSFER RESTRICTIONS

12A.1               Each of Jinbo Yao and Yao SPV agrees from the date hereof to the closing of a Qualified IPO, not to Dispose, directly or indirectly, any Securities of the Company or of any Group Company except in compliance with Sections 12A, 12, 13 and 14 and all applicable laws and with the consent of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.  Each Ordinary Shareholder shall cause its Associates to abide by Sections 12A, 12, 13 and 14 and procure that restrictions set forth in Sections 12A, 12, 13 and 14 shall not be avoided by the direct or indirect Disposal or issuance or redemption of any Securities (or other interest) in such Ordinary Shareholder or of any other Person having Control over such Ordinary Shareholder.

12A.2             Notwithstanding anything to the contrary contained herein, without the prior written approval of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders:

(a)                                 None of the Group Companies or the Founders shall, nor shall any of them cause or permit any other Person to, directly or indirectly, Dispose through one or a series of transactions any equity interest held or Controlled by him/it in any Company’s direct or indirect Subsidiaries or Associates (for the avoidance of doubt, excluding the Company but including without limitation the PRC Companies and their respective Subsidiaries) to any Person.  Any Disposal in violation of this Section 12A.2 shall be void and the Group Companies shall procure that none of the Company’s direct or indirect Subsidiaries or Associates (for the avoidance of doubt, excluding the Company but including without limitation the PRC Companies and their respective Subsidiaries) will effect such Disposal nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.

(b)                                 None of the Company’s direct or indirect Subsidiaries or Associates (for the avoidance of doubt, excluding the Company but including without limitation the PRC Companies and their respective Subsidiaries) shall, nor shall the Group Companies or the Founders cause or permit any such company to, issue to any Person any equity securities of such company, or any options or warrants for, or any other Securities exchangeable for or convertible into, such equity securities of such company.

12.                               RIGHT OF FIRST REFUSAL

12.1.                    Subject to Section 12A and the Share Restriction Agreement, before any Shares may be sold or otherwise transferred or Disposed (the “Proposed Transfer”) by any Ordinary Shareholder excluding Dong Yang (the “Selling Shareholder”) to any proposed purchaser or other transferee (the “Proposed Transferee”), the Company shall have a right of first refusal (the “Company Right of First Refusal”) to purchase such Shares (the “Offered Securities”) in accordance with the terms of this Section 12.  For the avoidance of doubt, any change in the equity interest of an Ordinary Shareholder that is an entity, including without limitation as a result of (i) the issuance or redemption by such Ordinary Shareholder of any portion of its outstanding shares or equity, or (ii) a Disposal of such Ordinary Shareholder’s equity by its equity holder, shall constitute a “Proposed Transfer” for purposes of this Agreement and such equity interest to be transferred or issued by such holder shall be treated as “Offered Securities” for all purposes under this Agreement.  Any Proposed Transfer shall be made in compliance with this Agreement and the Share Restriction Agreement.

12.2.                     To the extent that the Company elects not to purchase all of the Offered Securities pursuant to Section 12.1, each Selling Shareholder hereby unconditionally and irrevocably grants to each Preference Shareholder a right of first refusal (the “Preference Right of First Refusal”) to purchase any Offered Securities not purchased by the Company pursuant to Section 12.1.

12.3.                     Before the transfer of any Offered Securities, the Selling Shareholder shall deliver to the Company and the Preference Shareholders a written notice (the “Transfer Notice”) stating:

(a)                                 the Selling Shareholder’s intention to sell or otherwise transfer or Dispose of such Offered Securities; and

(b)                                 the number of Offered Securities to be transferred to each Proposed Transferee.

The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Offered Securities at the price for which the Selling Shareholder proposes to transfer the Offered Securities (the “Offered Price”) to the Company and the Preference Shareholders.

12.4.                                                                     (a)                                 The Company shall have the right, upon notice to the Selling Shareholder at any time within ten (10) Business Days after receipt of the Transfer Notice (the “Purchase Right Period”), to purchase all but not part of the Offered Securities at the Offered Price and upon the same terms (or terms as similar as reasonably practicable) upon which the Selling Shareholder is proposing or is to Dispose of such Offered Securities, and the Selling Shareholder shall, upon receipt of the notice of purchase from the Company, sell the Offered Securities to the Company pursuant to such terms.

(b)                                 Subject to the Company Right of First Refusal as provided in Section 12.4(a), concurrently with the Company, the Preference Shareholders shall have the

Preference Right of First Refusal to purchase the Offered Securities; provided that each Preference Shareholder so electing gives written notice of the exercise of such right to the Selling Shareholder within the Purchase Right Period.  Upon the earlier to occur of (a) the termination of the Purchase Right Period, or (b) the time when the Selling Shareholder has received written confirmation from the Company regarding its exercise of its Company Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Securities, and the Offered Securities for which the Preference Shareholders may exercise their Preference Rights of First Refusal shall be correspondingly reduced to the extent the Company elects to purchase all but not part of the Offered Securities.  To the extent that the Company elects not to purchase any of the Offered Securities, each Preference Shareholder who has given written notice of its exercise of such right within the Purchase Right Period shall have the right to purchase all but not part of its Pro Rata Share of the Offered Securities not purchased by the Company (the “Remaining Securities”).  For the purposes of this Section 12.4, each Preference Shareholder’s “Pro Rata Share” shall be equal to the product of the number of Remaining Securities multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) held by such Preference Shareholder on the date of the Transfer Notice and the denominator of which shall be the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) held by all the Preference Shareholders on the date of the Transfer Notice.

(c)                                  In the event that any Preference Shareholder elects not to purchase its full Pro Rata Share of the Remaining Securities available to it pursuant to its rights under Section 12.4(b) above within the Purchase Right Period, the Selling Shareholder shall grant the Preference Shareholders who have elected to purchase its full Pro Rata Share of the Remaining Securities (the “Fully Participating Preference Shareholders”) the right to purchase that number of Remaining Securities equal to the product of the balance of the Remaining Securities multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) held by such Fully Participating Preference Shareholder and the denominator of which shall be the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) held by all the Fully Participating Preference Shareholders.  The Selling Shareholder and the Fully Participating Preference Shareholders shall, within five (5) Business Days after the end of the Purchase Right Period (the “Extension Period”), make such adjustments to the number of Offered Securities that the Fully Participating Preference Shareholders elect to purchase so that the balance of the Remaining Securities may be allocated to the Fully Participating Preference Shareholders exercising such oversubscription right in accordance with this Section 12.4(c).

(d)                                 Within five (5) Business Days after expiration of the Extension Period, the Selling Shareholder will provide notice to the Company or each Preference

Shareholder specifying the number of Offered Securities that was elected to be purchased by the Company or the Preference Shareholders exercising the Company Rights of First Refusal or the Preference Right of First Refusal (“Expiration Notice”).

12.5.                     If and to the extent any of the Offered Securities proposed in the Transfer Notice to be transferred are not purchased by the Company or the Preference Shareholders after the expiration of the Extension Period, then after the issue of the Expiration Notice and subject to the co-sale rights set forth in Section 13, the Selling Shareholder may sell or otherwise transfer or Dispose to the Proposed Transferee(s) such Offered Securities which have not been purchased by the Company or the Preference Shareholders at the Offered Price or at a higher price, which price, in the aggregate, shall be no more favourable than that has been offered to the Company and the Preference Shareholders, and on terms and conditions that are no more favourable than those set forth by the Selling Shareholder in the Transfer Notice.

12.6.                     In the event that the Proposed Transferee(s) pay for the Offered Price in consideration other than in cash, the value of such consideration shall be appraised by a qualified asset appraisal firm approved by the Board of Directors (including the affirmative consent of the Series A Director and the Series A-1 Director and the Series B Director).

12.7.                     The rights of a Preference Shareholder under this Section 12 shall terminate upon the earlier of:

(a)                                 that point of time when such Preference Shareholder no longer owns any Preference Share of the Company; or

(b)                                 the consummation of a Qualified IPO.

12.8.                     The Preference Shareholders agree not to sell or transfer any Preference Share to the Competitors of the Company.  For purposes of this Section 12.8, “Competitor” means any company engaging in any business in the PRC that is similar to the Business and directly competing with the Company as internet information service provider in the PRC.  For the avoidance of doubt, each party hereto acknowledges and agrees that WP shall be entitled to transfer Series B-1 Preference Shares to Yao SPV without any restriction and without obtaining any prior consent from any party hereto.

13.                               CO-SALE RIGHTS

13.1.                     In the event that any Offered Securities are not purchased by the Preference Shareholders pursuant to Section 12 above and thereafter are to be sold to a Proposed Transferee (the “Co-Sale Eligible Shares”), each Preference Shareholder who has not exercised its Preference Right of First Refusal (the “Co-Sale Preference Shareholder”) may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Transfer Notice, provided that the Preference Shareholder may convert Securities, the subject of such sale, to Ordinary Shares (if required) prior to the completion of a sale pursuant to this Section 13.  Each Co-Sale Preference

Shareholder shall exercise its Right of Co-Sale by delivering to the Selling Shareholder, within five (5) Business Days after receipt of the Expiration Notice (the “Co-Sale Period”), written notice of its intention to participate, specifying the number of the relevant Shares such Co-Sale Preference Shareholder desires to sell to the Proposed Transferee.  At the closing of the transaction, such Co-Sale Preference Shareholder shall deliver one or more certificates representing the number of Shares which it elects to sell hereunder together with instrument of transfer and other documents necessary for transfer of such Shares to the Proposed Transferee, and the Selling Shareholder shall procure that the Proposed Transferee shall pay to such Co-Sale Preference Shareholder a pro rata amount of the purchase price entitled to be received by such Co-Sale Preference Shareholder.  To facilitate the exercise of Right of Co-Sale by a Co-Sale Preference Shareholder, the Company undertakes to such Co-Sale Preference Shareholder that it shall effect and register the conversion of Preference Shares into Ordinary Shares (if required), and provide relevant share certificates therefor to the Co-Sale Preference Shareholder as soon as practicable upon any request for conversion.

13.2.                     Each Co-Sale Preference Shareholder shall have the right to co-sell such number of Ordinary Shares (or such number of other Shares representing such number of Ordinary Shares, calculated on an-as converted basis) equal to the product of the number of Co-Sale Eligible Shares multiplied by a fraction, the numerator of which is the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) owned by such Co-Sale Preference Shareholder, and the denominator of which is the number of Ordinary Shares issuable upon conversion of all Securities (excluding any outstanding warrants) (calculated on an as-converted basis) held by the Selling Shareholder and all Co-Sale Preference Shareholders.  In the event that the Proposed Transferee desires to purchase a number of Shares less than the amount of the Co-Sale Eligible Shares, the amount that the Proposed Transferee desires to purchase shall be substituted for Co-Sale Eligible Shares in the above equation for the purpose of determining each Co-Sale Preference Shareholder’s co-sale rights.

13.3.                     If the Proposed Transferee refuses to purchase Shares from any Co-Sale Preference Shareholder exercising its Right of Co-Sale under this Section 13, the Selling Shareholder shall not sell to the Proposed Transferee any Shares unless and until, simultaneously with such sale or transfer, such Selling Shareholder shall purchase such Shares from such Co-Sale Preference Shareholder on the same terms and conditions specified in the Transfer Notice.

13.4.                     The exercise or non-exercise of the right to participate under this Section 13 with respect to a particular sale or Disposal by any Selling Shareholder shall not adversely affect the Preference Shareholder’s right to participate in subsequent sales or Disposals by any Selling Shareholder pursuant to this Section 13.

13.5.                     Any sale, assignment or other transfer or Disposal of Offered Securities by any Selling Shareholder contrary to the provisions of this Agreement or the Share Restriction Agreement or other Transaction Agreements or Investment Documents shall be null and void, and the transferee shall not be recognized by the Company as the holder or owner of the Offered Securities sold, assigned, or transferred for any purpose (including, without limitation, voting or dividend rights) and the register of members of the Company shall not be updated accordingly, unless and until such Selling Shareholder has satisfied the requirements of this Agreement, the Share Restriction Agreement, other Transaction Agreements and the Investment Documents with respect to such sale or Disposal.

13.6.                     To the extent the Company and the Preference Shareholders do not elect to purchase the Offered Securities pursuant to Section 12, the Selling Shareholder together with each Co-Sale Preference Shareholder who has exercised its Right of Co-Sale may, not later than twenty (20) Business Days following the expiration of the Co-Sale Period, conclude a transfer of the Offered Securities which shall have not been elected to be purchased by the Company and the Preference Shareholders pursuant to Section 12, which in each case shall be on terms and conditions not more favorable to the Proposed Transferee(s) than those described in the Transfer Notice.  Any Proposed Transfer on terms and conditions which are more favorable than those described in the Transfer Notice, as well as any subsequent Proposed Transfer of any Shares by the Selling Shareholder, shall again be subject to the Company Right of First Refusal, the Preference Right of First Refusal and the Right of Co-Sale and shall require compliance by the Selling Shareholder with the procedures described in Sections 12 and 13 of this Agreement.

13.7.                     The Preference Right of First Refusal set forth in Section 12 and the Right of Co-Sale set forth in Sections 13.1 to 13.6 shall not apply to transfers of Shares to any Permitted Transferee; provided that in each case the Selling Shareholder shall remain to be bound by this Agreement and the Permitted Transferee shall have executed and delivered a Deed of Adherence as provided in Section 26 agreeing to be bound by this Agreement and that the Selling Shareholder shall procure that the Permitted Transferee shall not transfer its Shares except to the Selling Shareholder or other Permitted Transferee(s) of such Selling Shareholder and that any such Transfer shall comply with all applicable laws.

13.8.                     The rights of a Preference Shareholder under Sections 13.1 to 13.6 shall terminate upon the earlier of:

(a)                                 that point of time when such Preference Shareholder no longer owns any Preference Share of the Company; or

(b)                                 the consummation of a Qualified IPO.

13.9.                     Each certificate representing the Ordinary Shares shall bear legends in the following form (in addition to any legend required under any other applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SHARE RESTRICTION AGREEMENT AND AN AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, AND THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.  COPIES OF SUCH AGREEMENTS AND THE SECOND AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY ARE

ON FILE WITH THE PRINCIPAL OFFICE OF THE COMPANY.

13.10.              The parties hereto agree that any purchaser of Shares (unless already a party to this Agreement) from a Selling Shareholder shall be required to sign the Deed of Adherence as provided in Section 26 confirming its agreement to be bound by this Agreement as a condition of his becoming a Shareholder.

14.                               DRAG ALONG RIGHT

14.1.                     In the event that the Majority Ordinary Shareholders, the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders (collectively “Drag Along Requestors”), each voting as a separate class, vote in favor of, otherwise consent in writing to, and/or otherwise agree in writing a proposed sale or series of related transactions of the Company or any Group Company to a third Person, or a group of related Persons, whether structured as a merger, reorganization, asset sale, stock sale or otherwise, with proceeds to the Company or such Group Company or shareholder(s) of the Company or of such Group Company of at least US$1,000,000,000 (the “Drag Along Transaction”), which has been approved by the Board of Directors (including affirmative votes of the Series A-1 Director, the Series A Director and the Series B Director), the Drag-Along Requestors shall have the right (the “Drag Along Right”) to require all other Shareholders by giving a notice (the “Drag Along Notice”) to all such parties, subject to and upon such terms and conditions as the Drag-Along Requestors may reasonably require:

(i)                                     to vote all voting Shares held by them in the same manner as the Drag-Along Requestors;

(ii)                                  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Drag-Along Transaction;

(iii)                               to execute and deliver all related documentation and take such other action in support of the Drag-Along Transaction as shall reasonably be requested by the Company or the Drag-Along Requestors; and

(iv)                              in the event that the Drag-Along Transaction is to be effected by the sale of Shares held by Drag-Along Requestors without the need for shareholder approval, to sell all Shares of the Company beneficially held by such other Shareholders (or in the event that the Drag-Along Requestors are selling fewer than all of their Shares held in the Company, Shares in the same proportion as the Drag-Along requestors are selling) to the person to whom the Drag-Along Requestors propose to sell its Shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Drag-Along Requestors; provided, however, that such terms and conditions, including with respect to price paid or received per share, may differ as between Ordinary Shares and the Preference Shares and different series of Preference Shares, if any, (including without limitation, in order to reflect the liquidation preferences and participation rights of the Preference Shares as set forth in this Agreement and the Memorandum and Articles of Association).

14.2.                     Sections 14.1 shall terminate upon the consummation of a Qualified IPO.

15.                               REDEMPTION

15.1.                     Notwithstanding any provisions to the contrary in this Agreement, the parties acknowledge and agree that the Preference Shares may be redeemed in accordance with terms and conditions of the Memorandum and Articles of Association.

16.                              LIQUIDATION

16.1.                     If a Liquidation Event occurs, the parties acknowledge and agree that distributions to the Shareholders of the Company shall be made in accordance with the Company’s Memorandum and Articles of Association.

17.                               REGISTRATION RIGHTS

17.1.                     The Preference Shareholders shall be entitled to the registration rights set out in Schedule 2.  Such registration rights shall terminate upon the earlier of (a) the fifth anniversary of the closing of a Qualified IPO, or (b) such time at which all Registrable Securities (as defined in Schedule 2) held by the Preference Shareholders (and any Associate of the Preference Shareholder with whom the Preference Shareholder must aggregate its sales under Rule 144 of the Securities Act) proposed to be sold may be sold under Rule 144 of the Securities Act in any ninety (90)-day period without registration in compliance with Rule 144 of the Securities Act.

18.                               CONTROL OF SUBSIDIARIES

18.1.                     The Company shall at any time institute and shall keep in place arrangements reasonably satisfactory to the Board of Directors of the Company (including the Series A Director and the Series A-1 Director and the Series B Director) such that the Company (i) shall control the operations of all Subsidiaries of the Company, including without limitation, other Group Companies, whether now in existence or formed in the future, and (ii) shall be permitted to consolidate properly the financial results for such entity in consolidated financial statements for the Company prepared under US GAAP or such other international accounting principles as may be approved by the Board of Directors of the Company (including the Series A Director and the Series A-1 Director and the Series B Director).  The composition of each Subsidiary Board shall be reasonably acceptable to the Board of Directors of the Company (including the Series A Director and the Series A-1 Director and the Series B Director).  The Company shall, and shall cause any of its Subsidiaries to comply with the United States Foreign Corrupt Practices Act, as amended.  The Company shall take all necessary actions to maintain all Subsidiaries of the Company, including without limitation, other Group Companies, whether now in existence or formed in the future, as is necessary to conduct the business of the Group Companies as conducted or as proposed to be conducted.  The Company shall use its reasonable best efforts to cause each Subsidiary of the Company, including without limitation, other Group Companies, whether now in existence or formed in the future, to comply in all material respects with all applicable laws, rules and regulations and to obtain and maintain all necessary permits, licenses and certificates to operate its respective business in compliance with all applicable laws.

18.2.                     All material aspects of such formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, including, without limitation, the Group Companies, whether now in existence or formed in the future, shall be subject to the review and approval by the Board of Directors of the Company (including the Series A Director and the Series A-1 Director and the Series B Director) and the Company shall promptly provide the Preference Shareholders with copies of all material related documents and correspondence.  The Company shall cause all Subsidiaries of the Company, including without limitation, others Group Companies, whether now in existence or formed in the future, to have a board of directors as its governing and managing body and each member thereof shall serve at the pleasure of the Company and shall be reasonably acceptable to the Board of Directors (including the Series A Director and the Series A-1 Director and the Series B Director).  The Group Companies and the Founders shall procure that, subject to other provisions of this Agreement, if any action involving any Group Company has been approved and adopted by the Board, such Group Company shall take such approved action.

18.3.                     Each of the Founders hereby jointly and severally undertakes:

(a)                                 to, and, to procure the other registered shareholders of the Domestic Company or other Group Companies incorporated in PRC (together with the Founders, collectively “Domestic Shareholders” and each, a “Domestic Shareholder”) to, comply with all the terms of the following agreements (to which such Domestic Shareholder is a party) or documents (collectively “Domestic Documents” and each, a “Domestic Document”): (i) each of the Restructuring Documents; (ii) the articles of association of the Domestic Company or such Group Company; and (iii) any amendment and/or restatement of any of the above documents or any other documents among one or more of the Domestic Shareholders, the Company, the WFOE, the Domestic Company and/or any other Group Companies pursuant to which the Company acquires direct or indirect Control over the equity, asset, business or operation of a Group Company;

(b)                                 to procure each of the Domestic Shareholders to make payment into such bank account as designated by the Company, within 14 days of the receipt, any and all consideration received by the Domestic Shareholder for the sale or transfer of his or its equity interest in the Domestic Company or any Group Company incorporated in PRC, pursuant to the exclusive option agreement of the Restructuring Documents or such other acquisition agreement(s) to be entered into as provided in the Domestic Documents, less all tax withheld, paid or payable in respect of such consideration.

18.4.                     Each of DCM and WP shall have the right to require the Founders to transfer the same percentage of equity interests of the Domestic Company or any Group Company incorporated in PRC as DCM or WP (as the case may be) holds in the Company (on an as converted basis) to a Person or Persons designated by DCM or WP (as the case may be) without any consideration.  The Founders shall use their best efforts to cause other Domestic Shareholders to give consent to such equity transfer to the extent such consent is necessary for the equity transfer.  In the event of such equity transfer, the Company shall procure that the Restructuring Documents be amended to the satisfaction of each of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.

19.                               U.S. TAX MATTERS

19.1.                     The Group Companies and the Founders jointly and severally undertake to Preference Shareholders that they will cause the Company to take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times the Company is treated as corporation for United States federal income tax purposes.

19.2.                     The Company shall, and each of the Group Companies and the Founders undertakes to the Preference Shareholders to cause the Company to, make due inquiry with its tax advisors on at least an annual basis regarding whether Preference Shareholders’ interest in the Company is subject to the reporting requirements of either or both of Sections 6038 and 6038B of the Code (and the Company shall duly inform the Preference Shareholders of the results of such determination), and in the event that the Company’s tax advisors or the Preference Shareholders’ tax advisors determine that the Preference Shareholders’ interest in the Company is subject to any such reporting requirements, the Company agrees, upon a request from such Preference Shareholder, to provide such information to such Preference Shareholders may be necessary to fulfill such Preference Shareholder’s obligations thereunder.

19.3.                     The Group Companies and the Founders hereby acknowledge that the Company will not be at any time during the calendar year in which the Second Closing (as defined in the Series B-1 Subscription Agreement) occurs a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code.  The Group Companies and the Founders shall use its best efforts to avoid the Company being a PFIC.  The Group Companies and the Founders shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Group Companies and the Founders shall promptly notify the Preference Shareholders of such status or risk, as the case may be.  In connection with a “Qualified Electing Fund” election made by a Preference Shareholder pursuant to Section 1295 of the United States Internal Revenue Code or a “Protective Statement” filed by a Preference Shareholder pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Preference Shareholder in the form provided in the attached PFIC Exhibit (attached hereto as Schedule 3) as soon as reasonably practicable following the end of each taxable year of such Preference Shareholder (but in no event later than 90 days following the end of each such taxable year), and shall provide such Preference Shareholder with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement.  In the event that a Preference Shareholder who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees, to the extent permitted by law, to make a dividend distribution to such Preference Shareholder (no later than 90 days following the end of such Preference Shareholder’s taxable year or, if later, 90 days after the Company is informed by such Preference Shareholder that such Preference Shareholder has been required to recognize such an income inclusion) in an amount equal to 50% of the amount so included by such Preference Shareholder.

19.4.                     The Group Companies and the Founders hereby acknowledge that the Company shall not, without the written consent of a Preference Shareholder, issue or transfer Securities in the Company to such Preference Shareholder if following such issuance or transfer the Company, in the determination of counsel or accountants for such Preference Shareholder, would be a controlled foreign corporation (a “CFC”) as defined in Section 957 of the Code with respect to the Securities held by such Preference Shareholder.  No later than two (2) months following the end of each Company taxable year, the Company shall provide the following information to each Preference Shareholder:  (i) the Company’s capitalization table as of the end of the last day of such taxable year and (ii) a report regarding the Company’s status as a CFC.  In addition, the Company shall provide each Preference Shareholder with access to such other Company information as may be required by such Preference Shareholder to determine the Company’s status as a CFC, to determine whether such Preference Shareholder is required to report its pro rata portion of the Company’s “Subpart F income” (as defined in Section 952 of the Code) on its United States federal income tax return, or to allow such Preference Shareholder to otherwise comply with applicable United States federal income tax laws.  The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a CFC and regarding whether any portion of the Company’s income is Subpart F income.  In the event that Company is determined by the Company’s tax advisors or by counsel or accountants for any Preference Shareholder to be a CFC with respect to the Securities held by such Preference Shareholder, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F income.  In the event that the Company is determined by counsel or accountants for any Preference Shareholder to be a CFC with respect to the Securities held by such Preference Shareholder, the Company agrees, to the extent permitted by law, to annually make dividend distributions to such Preference Shareholder in an amount equal to 50% of any income deemed distributed to such Preference Shareholder pursuant to Section 951(a) of the Code.

20.                               RESTRICTIVE COVENANTS

20.1                        Each of the Founders and the Group Companies hereof acknowledge that the Preference Shareholders agree to invest in the Company and become a Preference Shareholders on the basis of continued and exclusive services of and full devotion and commitment by the Founders to the Group Companies, and agree that the Preference Shareholders should have reasonable assurance of such basis of investment.  Each of the Group Companies and the Founders (with the exclusion of Jiang Yuan who is not a full-time employee of the Company) hereof jointly and severally undertakes to the Preference Shareholders that neither he nor any of his Associates, his nominees, trustees or the like will directly or indirectly:

(a)                       during the Relevant Period and for a period of two (2) years after the Relevant Period (collectively “Restriction Period”), participate, assist, advise, consult,

be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, alone or in concert with others, which is in competition with the business carried on by any Group Company at any time during the Restriction Period;

(b)                       during the Restriction Period, solicit in any manner any person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c)                        during the Restriction Period, solicit or entice away, or endeavour to solicit or entice away, any employee or officer of any Group Company;

(d)                       at any time disclose to any person, or use for any purpose (except for the ordinary business of the Group Companies), any information concerning the business, accounts, finance, transactions or Intellectual Property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies.

(e)                        at any time to sell, transfer, pledge, mortgage, charge or otherwise Encumber or Dispose of any of their Shares or interest in the Company, nor shall they grant an option over their Shares or enter into any agreement in respect of the votes attached to the Shares before the completion of a Qualified IPO, unless prior written agreement has been obtained from the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.

20.2                        Each undertaking in paragraphs (a), (b), (c), (d) and (e) of Section 20.1 shall be treated as independent of the other undertakings so that, if any of them is held to be invalid or unenforceable for any reason, the remaining undertakings shall be valid to the extent that they are not affected.

20.3                        Each of the Founders and the Group Companies hereby expressly acknowledges and declares that he has duly considered the undertakings set out in Section 20.1 and considers that they are reasonable in the circumstances, and warrants and undertakes to the Preference Shareholders that he shall not challenge or query the validity and enforceability of these undertakings.

20.4                        For the purposes of this Section 20, “Relevant Period” means, in relation to a Founder and/or his Associates, nominees, trustees or the like, the period during which he or his Associates, nominees, trustees or the like is a shareholder, director, employee and/or has any direct or indirect interest (legal or beneficial) in the capital of any of the Group Companies.

20.5                        No transfer, sale, pledge, mortgage, charge, Disposal of or Encumbrance of any Share or interest in the Company or Group Companies by any Ordinary Shareholder or any Domestic Shareholder shall take place except in accordance with this Agreement and the Share Restriction Agreement.

21.                               TERMINATION

20.1.                     If this Agreement is terminated or rescinded for whatsoever reason, all further rights and obligations of the parties hereto shall cease to have effect upon such termination or rescission except that the termination or rescission will not affect the then accrued rights and obligations of the parties.

22.                               SEVERABILITY

22.1.                     If at any time any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

23.                               ENTIRE AGREEMENT

23.1.                     Except as otherwise specified in this Agreement, this Agreement constitutes the entire agreement and understanding between the parties in connection with the subject matter of this Agreement and supersedes all previous term sheets, proposals, representations, warranties, agreements (including without limitation the BVI Shareholders’ Agreement and the First Cayman Shareholders’ Agreement) or undertakings relating thereto whether oral, written or otherwise and replaces all other agreements between and among any of the parties with respect to the subject matter hereof.   No party hereto has relied or is entitled to rely on any such term sheets, proposals, representations, warranties, agreements or undertakings.

24.                               NATURE OF THIS AGREEMENT

24.1.                     In the event of any conflict between the provisions of this Agreement and the terms of the Memorandum and Articles of Association of the Company, the provisions of this Agreement shall prevail as between the Shareholders of the Company only and, if any of the parties hereto shall so require, the Memorandum and Articles of Association of the Company shall be revised so as to reflect the provisions of this Agreement.

25.                               TIME

25.1.                     Time shall be of the essence of this Agreement.

25.2.                     No time or indulgence given by any party to the other shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

26.                               ASSIGNMENT AND COUNTERPARTS

26.1.                     This Agreement shall be binding on and endure for the benefits of the parties hereto, and their respective successors and permitted assigns.

26.2.                     Subject to Section 26.3 and in the circumstances where no Preference Share has been transferred, DCM may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of DCM Group; SAIF may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of SAIF Group; and WP may assign and transfer any of its rights, benefits and obligations of and in this Agreement to any member(s) of WP Group; provided that (i) each of DCM, SAIF and WP (as the case may be) shall notify the Company of its proposed transfer and assignment in advance, and (ii) each transferee or assignee shall be required to be bound by this Agreement.

26.3.                     Notwithstanding anything to the contrary contained in Section 26.2 and subject to other provisions of this Agreement, this Agreement and the rights and obligations herein may be assigned and transferred by any Preference Shareholder to any Person who holds or acquires any Preference Shares from such holder; provided that (i) such Preference Shareholder shall notify the Company of its proposed transfer and assignment in advance, and (ii) each transferee or assignee (unless already a party to this Agreement) shall be required to sign the Deed of Adherence as provided in this Section 26 confirming its agreement to be bound by this Agreement in relation to the Preference Shares thus purchased, as a condition of becoming a Preference Shareholder of the Company.

26.4.                     Save as aforesaid, and save as provided herein, no party hereto may assign or transfer any of his or its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

26.5.                     Each permitted transferee or assignee of the Shares shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, the transferor shall procure that the permitted transferee or assignee (unless already a party to this Agreement) shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering the Deed of Adherence.  The Company shall not permit the transfer of the Shares on its books, update its register of members or issue a new certificate representing any such Shares unless and until such transferee has complied with the terms of this Section 26.5.

26.6.                     In the event that after the date of this Agreement, the Company issues any Shares, the Company shall not issue such Shares to such person (unless already a party to this Agreement) unless such person executes and delivers the Deed of Adherence, becomes a party to this Agreement, and shall thereby be bound by, and such issuance shall be subject to, all applicable terms and provisions of this Agreement.

26.7.                     This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

27.                               ASSIGNMENT AND ASSUMPTION OF SHARE RESTRICTION AGREEMENT; PROCEEDS OF SUBSCRIPTION

27.1              In connection with the share exchange pursuant to the Share Exchange Agreement, BVI Co has assigned its rights and obligations under the Share Restriction Agreement to the Company and the Company has agreed to assume any and all rights and obligations of BVI Co under the Share Restriction Agreement.  Parties to the Share Restriction Agreement hereby consent to the assignment by BVI Co of any and all of its rights and obligations under the Share Restriction Agreement to the Company.

27.2              The parties acknowledge and agree that the proceeds of the subscription for the Series B-1 Preference Shares under the Series B-1 Subscription Agreement shall be used, in accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance herein, for customer acquisition, product development, internal management improvement, brand building, working capital and other Business activities.  The aforesaid proceeds shall not by any means be used in the payment of any debt of the Company or its Subsidiaries held by any Shareholders without the prior consent of the Majority B Shareholders.

28.                               NOTICES AND OTHER COMMUNICATION

28.1.                    Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile or sent by an established courier service to the address or fax number from time to time designated, the initial address and fax number so designated by each party being set out in Part A, Part B, Part C and Part D of Schedule 1.  Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject-matter of this Agreement.  If so delivered by hand or given by facsimile such notice or communication shall be deemed received on the date of despatch and if so sent by an established courier service shall be deemed received three (3) Business Days after the date of despatch.

28.2.                     Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed, but the absence of such confirmation shall not affect the validity of any such communication.

29.                               GOVERNING LAW AND JURISDICTION

29.1.                     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

29.2.                     Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this Section. The appointing authority shall be the Hong Kong International Arbitration Centre (“HKIAC”). The place of arbitration shall be in Hong Kong at the HKIAC.  Any such arbitration shall be administered by the HKIAC in accordance with the HKIAC Procedures for the Administration of International Arbitration adopted with effect from 31st March 2005, even if the said Procedures have been superseded.  The parties hereby expressly agree that if and when the HKIAC Secretariat invites them pursuant to Article 1.3 of the HKIAC’s Administered Arbitration Rules to agree to the application of those rules, the parties will decline such invitation and will allow the arbitration to proceed under the UNCITRAL Arbitration Rules. The arbitral award shall be final and binding upon the parties.

29.3.                     There shall be one (1) arbitrator appointed by the parties in dispute or, failing such agreement within ten (10) Business Days after any party in dispute has given to the other party(ies) in dispute a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed, on the request of any party, by the Chairman for the time being of the HKIAC (as the appointing authority).

29.4.                     The language to be used in the arbitral proceedings shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

30.                               AMENDMENTS AND WAIVERS

30.1.                     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the holders of a majority of the outstanding Ordinary Shares (excluding Ordinary Shares issued upon conversion of Preference Shares) who at such time are providing services to any Group Company as an employee or consultant, the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders.  Any amendment or waiver effected in accordance with this Section 30.1 shall be binding upon the Company, the Founders, other Ordinary Shareholders and each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and other parties hereto and their respective permitted transferees, assignees and successors in interest.  The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 30.1 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

31.                               MISCELLANEOUS

31.1.                     The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

31.2.                     The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

31.3.                     Wherever in this Agreement there is a reference to a specific number of any Preference Share or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of such Preference Share or Ordinary Share, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

31.4.                     For the purpose of this Agreement, unless otherwise explicitly provided, the written consent or written approvals of the Series B Shareholders shall mean the written consent or written approvals of the holders of at least a majority of the aggregate number of Ordinary Shares into which the then outstanding Series B Preference Shares and Series B-1 Preference Shares are convertible.

32.                               WAIVER ON SERIES B-1 PREFERENCE SHARES ISSUANCE

32.1                        Each of the Shareholders hereby waives any right of first offer, pre-emptive right, or other rights to purchase any portion of the Series B-1 Preference Shares issued by the Company pursuant to the Series B-1 Subscription Agreement, any anti-dilution rights with respect any adjustment to the conversion price of any Series A Preference Shares, Series A-1 Preference Shares or Series B Preference Shares and any other right that such Shareholder may have with respect to the allotment, issuance and sale of Series B-1 Preference Shares pursuant to the Series B-1 Subscription Agreement under any agreement (including without limitation, the BVI Shareholders’ Agreement or the First Cayman Shareholders’ Agreement or any share subscription agreement entered into, inter alios, the Company or the BVI Co (as the case may be) and any party hereto) or the constitutional documents of the Company (including without limitation the Memorandum and Articles of Association), and hereby approves the allotment, issuance and sale of Series B-1 Preference Shares pursuant to the Series B-1 Subscription Agreement.

- EXECUTION PAGE FOLLOWS -

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

NINHAO CHINA CORPORATION

By:	/s/ Jinbo Yao
Name:	Jinbo YAO
Title:	Director

/s/ Jinbo Yao
Jinbo YAO

/s/ Jianbo Su
Jianbo SU

/s/ Baoshan Wang
Baoshan WANG

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ORDINARY SHAREHOLDERS:

/s/ Dong Yang
Dong YANG

/s/ Cui Jinfeng
CUI Jinfeng

/s/ Jin Yusong
JIN Yusong

/s/ Chen Xiaohua
CHEN Xiaohua

/s/ Geng Chunsheng
GENG Chunsheng

/s/ Xu Guipeng
XU Guipeng

/s/ Gao Bo
GAO Bo

/s/ Zhuang Jiandong
ZHUANG Jiandong

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GROUP COMPANIES:

COMPANY:

58.COM INC.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

BVI CO:

CHINA CLASSIFIED NETWORK CORPORATION

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

HK CO:

CHINA CLASSIFIED INFORMATION
CORPORATION LIMITED
(中国分类信息集团有限公司)

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

GROUP COMPANIES: (Cont’d.)

WFOE:

BEIJING CHENGSHI WANGLIN
INFORMATION TECHNOLOGY CO., LTD.
(北京城市网邻信息技术有限公司)

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

DOMESTIC COMPANY:

BEIJING 58 INFORMATION
TECHNOLOGY CO., LTD.
(北京五八信息技术有限公司)

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Director

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above

PREFERENCE SHAREHOLDERS:

SB ASIA INVESTMENT FUND II L.P.

By:	/s/ Andrew Y. Yan
Name:	Andrew Y. Yan
Title:	Managing Partner

DCM V, L.P.

DCM AFFILIATES FUND V, L.P.

By:	DCM Investment Management V, L.P.
its General Partner

By:	DCM International V, Ltd.
its General Partner

By:	/s/ Matthew C. Bonner
Name:	Matthew C. Bonner
Title:	Authorized Signatory

WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

By:	/s/ Timothy J. Curt
Name:	Timothy J. Curt
Title:	Director

RECRUIT CO., LTD.

By:	/s/ Takashi Kuzuhara
Name:	Takashi Kuzuhara
Title:	Company President

[SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT]

SCHEDULE 1

ADDRESS AND FAX NUMBERS FOR NOTIFICATION

Part A

Founders

1.              Jinbo YAO

Citizenship:         PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Jinbo Yao

Fax No. :                       +8610-64459926

2.              Jianbo SU

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Jinbo Yao

Fax No. :                      +8610-64459926

3.              Baoshan WANG

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Jinbo Yao

Fax No. :                      +8610-64459926

4.              NIHAO CHINA CORPORATION

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Jinbo Yao

Fax No.:                         +8610-64459926

Part B

Ordinary Shareholders

1.              Dong Yang

Citizenship:        Hong Kong

Address:                         c/o SAIF Advisors, Suites 2115-2118 Two Pacific Place, 88 Queensway, Hong Kong

Attn:                                             Dong Yang

Fax No.:                         852-2234-9116

2.              Cui Jinfeng

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Cui Jinfeng

Fax No.:                         +8610-57960999

3.              Jin Yusong

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Jin Yusong

Fax No.:                         +8610-57960999

4.              Chen Xiaohua

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Chen Xiaohua

Fax No.:                         +8610-57960999

5.              Geng Chunsheng

Citizenship:        PRC

Address:                         4/F, Chuangfu Building, No.18, Danleng Street, Haidian District, Beijing, PRC

Attn:                                             Geng Chunsheng

Fax No.:                         +8610-64459295

6.              Xu Guipeng

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Xu Guipeng

Fax No.:                         +8610-57960999

7.              Gao Bo

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Gao Bo

Fax No.:                         +8610-57960999

8.              Zhuang Jiandong

Citizenship:        PRC

Address:                         Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                             Zhuang Jiandong

Fax No.:                         +8610-57960999

Part C

Group Companies

1.                                      58.COM INC.

Address:                                               Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                    Jinbo Yao

Fax No. :                                              +8610-64459926

2.                                      CHINA CLASSIFIED NETWORK CORPORATION

Address:                                               Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                    Jinbo Yao

Fax No. :                                              +8610-64459926

3.                                      CHINA CLASSIFIED INFORMATION CORPORATION LIMITED (中国分类信息集团有限公司)

Address:                                               Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                    Jinbo Yao

Fax No. :                                              +8610-64459926

4.                                      BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD. (北京城市网邻信息技术有限公司)

Address:                                               Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                    Jinbo Yao

Fax No.:                                                 +8610-64459926

5.                                      BEIJING 58 INFORMATION TECHNOLOGY CO., LTD. (北京五八信息技术有限公司)

Address:                                               Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                    Jinbo Yao

Fax No. :                                              +8610-64459926

Part D

Preference Shareholders

1.                                      SB ASIA INVESTMENT FUND II L.P.

Address:                                                 c/o M&A Corporation Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands; c/o SAIF Advisors, Suites 2115-2118 Two Pacific Place, 88 Queensway, Hong Kong

Attn:                                                                    Andrew Y. Yan

Fax No.:                                                 852-2234-9116

2.                                      DCM V, L.P. and DCM Affiliates Fund V, L.P.

Address:                                                 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, U.S.

Attn:                                                                    Matthew C. Bonner

Fax No.:                                                 (001) 650-854-9159

3.                                      WP X Asia Online Investment Holdings Limited

Address:                                                 c/o Warburg Pincus Asia LLC

Suite 6703 Two International Finance Centre

8 Finance Street

Hong Kong

Attn:                                                                    Julian Cheng

Fax No.:                                                 (852) 2521 3869

4.                                      NIHAO CHINA CORPORATION

Address:                                                Yi 108 Block E, North American International Business Center, Beiyuan Road, Chaoyang District, Beijing, PRC, 100101

Attn:                                                                   Jinbo Yao

Fax No.:                                                 +8610-64459926

5.                                      RECRUIT

Address:                                                1-9-2, Marunouchi, Chiyoda-ku, Tokyo

Post Code: 100-6640

Japan

Attn:                                                                   Mr. Hiroaki Ogata

Fax No.:                                                 +813-6834-8876

SCHEDULE 2

REGISTRATION RIGHTS

1.                                      Applicability of Rights.  The Preference Shareholders shall be entitled to the following rights with respect to any potential public offering of the Preference Shares or the Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Securities of the Company in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such Securities for trading on a recognized securities exchange.

2.                                      Definitions.  For purposes of this Schedule 2:

(a)                                 Registration.  The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b)                                 Registrable Securities.  The term “Registrable Securities” means:  (1) any Ordinary Shares of the Company issued or to be issued pursuant to conversion of any Preference Shares issued (A) under the Series B-1 Subscription Agreement or under any previous subscription agreements in relation to the issuance of the Series A Preference Shares, Series A-1 Preference Shares or Series B Preference Shares, (B) under the Share Exchange Agreement, and (C) pursuant to the right of participation as provided in Section 11 of the Agreement; (2) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preference Shares described in clause (1) of this subsection (b); and (3) any other Ordinary Shares of the Company owned or hereafter acquired by a Preference Shareholder.  Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Schedule 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)                                  Registrable Securities Then Outstanding.  The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding.

(d)                                 Holder.  For purposes of this Schedule 2, the term “Holder” means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Schedule 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form S-3 and Form F-3.  The terms “Form S-3” and “Form F-3” mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC.  The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

3.                                      Demand Registration.

(a)                                 Request by Holders.  If the Company shall at any time after the earlier of (i) three (3) years following the Second Closing (as defined in the Series B-1 Subscription Agreement), or (ii) six (6) months following the consummation of the Company’s IPO, receive a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use all reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders (including other Holders who so) request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) Business Days after receipt of the Request Notice, subject only to the limitations of this Section 3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3 or Section 5, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 4, other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 4(b).

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 3 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in subsection 3(a).  In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by seventy-five percent (75%) in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of seventy-five percent (75%) of the Registrable Securities being registered and reasonably acceptable to the Company (subject to Section 10 of this Schedule 2, including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).  Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other Securities are first entirely excluded from the underwriting and registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c)                                  Maximum Number of Demand Registrations.  The Company shall be obligated to effect one (1) such registration for each of SAIF, DCM and WP pursuant to this Section 3; provided that at the time any of them initiates such registration, it shall hold at least twenty percent (20%) of Registrable Securities then outstanding.

(d)                                 Deferral.  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 3:

(i)                                     during the period starting with the date sixty (60) Business Days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) Business Days following the effective date of, a Company-initiated registration subject to Section 4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii)                                  if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 5 hereof; or

(iii)                               if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Securities during such twelve (12) month period.  A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e)                                  Expenses.  All expenses incurred in connection with any registration pursuant to this Section 3, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company including reasonable expenses of one legal counsel for the Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

4.                                      Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Securities of the Company (including, but not limited to, registration statements relating to secondary offerings of Securities of the Company, but excluding registration statements relating to any registration under Section 3 or Section 5 of this Schedule 2 or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within eighteen (18) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the

Company with respect to offerings of its Securities, all upon the terms and conditions set forth herein.

(a)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include Securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4(c) hereof.

(b)                                 Underwriting.  If a registration statement under which the Company gives notice under this Section 4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 4 shall be conditional upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (subject to Section 10 of this Schedule 2, including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to one hundred percent (100%) of the Registrable Securities for an IPO and up to seventy percent (70%) of the Registrable Securities thereafter) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; and third, to holders of other Securities of the Company provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration after an IPO is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, the Founders and any other person who is an employee, officer, consultant or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Associates of such Holder, shall be deemed to be a single “Holder” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(c)                                  Expenses.  All expenses incurred in connection with a registration pursuant to this Section 4 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), including, without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and reasonable expenses of one legal counsel for the Holders, shall be borne by the Company.

(d)                                 Not Demand Registration.  Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

5.                                      Form S-3 or Form F-3 Registration.  In case the Company shall receive from any Holder or Holders of at least twenty percent (20%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fourteen (14) Business Days after the Company provides the notice contemplated by Section 5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:

(1)                                 if Form S-3 or Form F-3 is not available for such offering by the Holders;

(2)                                 if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 5; provided that the Company shall not register any of its other Securities during such ninety (90) day period; or

(3)                                 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3(b) or Section 4(b).

(c)                                  Expenses.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 5 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and reasonable expenses of one legal counsel for the Holders.

(d)                                 Not Demand Registration.  Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 5.

6.                                      Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement.  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than sixty (60) days.

(b)                                 Amendments and Supplements.  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses.  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky.  Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  Underwriting.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.  Subject to Section 10 of this Schedule 2, each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Notification.  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter.  Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to seventy-five percent (75%) in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to seventy-five percent (75%) in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(h)                                 Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3 or Section 5 if the registration request is subsequently withdrawn at the request of the Holders of seventy-five percent (75%) of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 3, all of the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3; provided further, however, that if at the time of such withdrawal, the Holders have learnt of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 3.

7.                                      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Schedule 2 with respect to the Registrable Securities of the selling Holders that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.  In this connection, each selling Holder shall be required to, severally but not jointly, represent and warrant to the Company that all such information which is given in writing expressly for inclusion in such registration is true and accurate in all material respects.

8.                                      No Registration Rights to Third Parties.  Without the prior consent of the Majority A Shareholders, the Majority A-1 Shareholders and the Majority B Shareholders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Schedule 2, or otherwise) relating to any Securities of the Company, other than rights that are subordinate in right to the Series A Shareholders, the Series A-1 Shareholders, the Series B Shareholders and the Series B-1 Shareholders.

9.                                      Assignment.  The registration rights under this Schedule 2 may be transferred or assigned to any transferee of Preference Shares representing five percent (5%) or more of the issued share capital of the Company.

10.                               Market Stand-Off Agreement.  Each Ordinary Shareholder and each Holder hereby agrees that, upon request by the Company or the underwriters managing the Company’s IPO, it will not (other than those permitted to be included in the registration and other Disposal to Associates permitted by applicable law or to other Associates who agree to be similarly bound), without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing provisions of this Section 10 shall apply only to the Company’s IPO of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) Shareholders of the Company enter into similar agreements with same terms and conditions as described in this Section 10, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent.  Each Shareholder of the Company shall take all steps consistent with the requirements of any applicable law to minimize lockup restrictions of the Preference Shares (or the Ordinary Shares issued upon the conversion of the Preference Shares).  The underwriters in connection with the Company’s IPO are intended third party beneficiaries of this Section 10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.  The Company shall require all future acquirers of the Company’s Securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 10.

11.                               Re-sale Rights.  The Company shall at its own cost use its best efforts to assist each Holder in the sale or disposition of, and to enable the Holder to sell under Rule 144 promulgated under the Securities Act the maximum number of, its Registrable Securities, including without limitation (a) the prompt delivery of applicable instruction letters to the Company’s transfer agent to remove legends from the Holder’s share certificates, (b) causing the prompt delivery of appropriate legal opinions from the Company’s counsel in forms reasonably satisfactory to the Holder’s counsel, (c) if the Company has depository receipts listed or traded on any exchange or inter-dealer quotation system, (i) the prompt delivery of instruction letters to the Company’s share registrar and depository agent to convert the Holder’s securities into depository receipts or similar instruments to be deposited in the Holder’s brokerage account(s), and (ii) the prompt payment of all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the

Holders.  The Company acknowledges that time is of the essence with respect to its obligations under this Section 11 hereof, and that any delay will cause the Holders irreparable harm and constitutes a material breach of its obligations under this Agreement.

SCHEDULE 3

PFIC EXHIBIT

(1)                                                                                 This questionnaire applies to the taxable year of [•] (“Company”) beginning on January 1, [        ], and ending on December 31, [        ].

(2)                                                                                 PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income:  For purposes of this test, passive income includes:

•                  Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

•                  Net gains from the sale or exchange of property—

•                 which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

•                 which is an interest in a trust, partnership, or REMIC; or

•                 which does not give rise to income.

•                  Net gains from transactions in commodities.

•                  Net foreign currency gains.

•                  Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)                                                                                 PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets:  For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above).  Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets.  Please note the following:

•                  A trade or service receivable is non-passive if it results from sales or services provided in the ordinary course of business.

•                  Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

•                  Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

•                  Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

•                  Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value:  For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule:  if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)                                                                                 PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(5)                                 [INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                                       (as determined under U.S. income tax principles)

Net Capital Gain:                                           (as determined under U.S income tax principles)

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year.  Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)                                 The amount of cash and fair market value of other property distributed or deemed distributed by Company to [Investor] during the taxable year specified in paragraph 1. is as follows:

Cash:

Fair Market Value of Property:

(7)                                 Company will permit [Investor] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

The foregoing representations are true and accurate as of the date hereof.  If in any respect such representations shall cease to be true and accurate, the undersigned shall give immediate notice of such fact to [Investor].

Name of Corporation
By:
Name:
Title:
Date:

SCHEDULE 4

FORM OF DEED OF ADHERENCE

DEED OF ADHERENCE

THIS DEED is made the [          ] day of [          ] by [name of new shareholder], [a citizen of [          ] with [          ] passport no. [          ] and [his/her] residential address at [          ] / [a limited liability company incorporated under the laws of [          ] with its registered office at [          ]] (the “New Shareholder”).

WHEREAS

(A)                                           By a [transfer of OR subscription for] share dated [of even date herewith], [[name of transferor], [a citizen of [          ] with [          ] passport no. [          ] and [his/her] residential address at [          ] / [a limited liability company incorporated under the laws of [          ] with its registered office at [          ] (the “Transferor”) transferred to the New Shareholder] / [the New Shareholder subscribed for] [number] [Ordinary Shares OR Series A Preference Shares OR Series A-1 Preference Shares OR Series B Preference Shares OR Series B-1 Preference Shares], [par value US$0.00001 each] in the capital of 58.COM INC., a company limited by shares incorporated in the Cayman Islands, with its registered office at the offices of [Codan Trust Company (Cayman) Limited, Cricket Square, Hutchings Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands] (the “Company”) (together the [“Transferred Shares” OR “Subscribed Shares”]).

(B)                                           This Deed is entered into in compliance with the terms of an amended and restated shareholders’ agreement dated August 4, 2011 made by and among, inter alios, the Company, the Founders (as defined therein), and other parties thereto (as supplemented and amended from time to time) (the “Shareholders Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

(1)                                 Words and expressions used in this Deed shall have the same meaning assigned to them in the Shareholders Agreement unless the context otherwise expressly requires.  The rules of interpretation contained in Section 1 of the Shareholders Agreement shall apply to the construction of this Deed with all necessary changes.

(2)                                 The New Shareholder hereby confirms that it has been supplied with a copy of the Shareholders Agreement.

(3)                                 The New Shareholder hereby agrees to assume and assumes the benefit of the rights [of the Transferor] under the Shareholders Agreement in respect of the [Transferred Shares OR Subscribed Shares] and hereby agrees to assume and assumes the burden of the [Transferor’s] obligations under the Shareholders Agreement to be performed after the date hereof in respect of the [Transferred Shares OR Subscribed Shares].

(4)                                 The New Shareholder hereby agrees to be bound by the Shareholders Agreement in all respects as if the New Shareholder were a party to the Shareholders Agreement as

[the Founder / the Ordinary Shareholder / the Series A Shareholder / the Series A-1 Shareholder / the Series B Shareholder / the Series B-1 Shareholder] and to perform:

(a)                                 [all the obligations of the Transferor in that capacity thereunder; and]

(b)                                 all the obligations expressed to be imposed on such a party to the Shareholders Agreement;

[in both cases,] to be performed on or after the date hereof.

(5)                                 This Deed is made for the benefit of:

(a)                                 the parties to the Shareholders Agreement; and

(b)                                 any other Person who may after the date of the Shareholders Agreement (and whether or not prior to or after the date hereof) assume any rights or obligations under the Shareholders Agreement and be permitted to do so by the terms thereof;

and this Deed shall be irrevocable without the written consent of the Company acting on their behalf in each case only for so long as they hold any Share in the capital of the Company.

(6)                                 [For the avoidance of doubt, if applicable, nothing in this Deed shall release the Transferor from any liability in respect of any obligations under the Shareholders Agreement due to be performed prior to the date of this Deed.]

(7)                                 [None of Preference Shareholder:

(a)                                 makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Shareholders Agreement (or any agreement entered into pursuant thereto); or

(b)                                 makes any representation or warranty or assumes any responsibility with respect to the content of any information regarding the Company or any Group Company or otherwise relates to the acquisition of Shares in the Company; or

(c)                                  assumes any responsibility for the financial condition of the Company or any Group Company or any other party to the Shareholders Agreement or any other document or for the performance and observance by the Company or any other party to the Shareholders Agreement or any other document (save as expressly provided therein);

and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.]

(8)                                The New Shareholder’s address for notices, demands and all other communications under the Shareholders Agreement is as follows:

[name of New Shareholder]

Address:                                                 [          ]

Post Code:                                     [          ]

Attention:                                         [          ]

Fax Number:                        [          ]

(9)                                 This Deed shall be read as one with the Shareholders Agreement so that any reference in the Shareholders Agreement to “this Agreement” and similar expressions shall include this Deed.

(10)                          This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong without regard to the principles of conflicts of law thereunder .

[EXECUTION PAGE TO FOLLOW]

IN WITNESS WHEREOF this Deed of Adherence is executed as a deed on the date and year first above written.